UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 31, 2017

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) held its 2017 annual meeting of stockholders on May 31, 2017.  At the annual meeting, stockholders approved our Amended and Restated Equity Incentive Plan (the “EIP”).  Our Board of Directors (the “Board”) approved the EIP on March 22, 2017, subject to stockholder approval at the annual meeting.

The EIP is designed to provide long-term equity incentives to attract, retain, and motivate eligible employees, directors, and consultants and to align their interests with those of our stockholders.  The EIP is designed with the flexibility to award restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards to eligible individuals.  The EIP includes the following changes as compared to its previous version:

•                  Authorizes an additional 4,652,599 new shares of common stock for grant under the EIP, which when added to the shares available for grant as of March 22, 2017, authorizes a total of 5,000,000 shares of common stock for grant under the EIP, less grants made after March 22, 2017, and prior to May 31, 2017.

•                  Extends the term of the EIP by one year to May 31, 2027.

•                  Provides that dividends and dividend equivalents may not be paid on an unvested award unless and until the award vests.

•                  Changes the share counting so that full value awards count against the EIP limit by one share.

•                  Adjusts the annual per-participant limits on certain types of awards, such that no participant may be granted within any calendar year one or more (a) options or stock appreciation rights that in the aggregate are for more than 2,000,000 shares of stock (or 2 times that limit in the case of a new hire or promotion); and (b) awards of restricted stock and restricted stock units subject to performance goals for more than an aggregate of 4,000,000 shares of stock.

•                  Makes other minor administrative changes to the EIP.

A summary of the principal features of the EIP is included in our definitive proxy statement for our 2017 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 6, 2017, under the headings “Proposal 5—Approval of Amended and Restated Equity Incentive Plan.”  The description above is qualified in its entirety by reference to the full text of the EIP, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02.

Item 5.07              Submission of Matters to a Vote of Security Holders

We held our 2017 annual meeting of stockholders on May 31, 2017.  There were 129,249,494 shares of common stock outstanding and entitled to vote at the annual meeting.  At the annual meeting, stockholders present in person or by proxy voted on the following matters:

1.              Stockholders elected two Class III directors to our Board of Directors to serve three-year terms expiring at our 2020 annual meeting of stockholders, based on the following votes:

	Robert P. Jornayvaz III	Hugh E. Harvey, Jr.
For	78,162,236	78,198,457
Against	2,559,311	2,520,440
Abstain	56,681	59,331
Broker Non-Votes	26,304,652	26,304,652

2.              Stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2017, based on the following votes:

For	106,484,551
Against	327,066
Abstain	271,263
Broker Non-Votes	N/A

3.              Stockholders approved, on an advisory basis, our executive compensation, based on the following votes:

For	78,394,685
Against	2,071,607
Abstain	311,936
Broker Non-Votes	26,304,652

4.              Stockholders approved, on an advisory basis, the frequency of the advisory vote on our executive compensation, based on the following votes:

One Year	78,775,721
Two Years	194,660
Three Years	1,296,611
Abstain	511,236
Broker Non-Votes	26,304,652

Our Board has considered the results of this advisory vote and determined that we will hold stockholder advisory votes on executive compensation every year until the next stockholder advisory vote on the frequency of the advisory vote on executive compensation, which will occur no later than our annual meeting of shareholders in 2023, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of Intrepid.

5.              Stockholders approved our Amended and Restated Equity Incentive Plan, based on the following votes:

For	78,220,793
Against	2,289,233
Abstain	268,202
Broker Non-Votes	26,304,652

Item 9.01(d)         Financial Statements and Exhibits

Exhibit No.	Description
10.1	Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: June 1, 2017	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan